SMITHTOWN BANCORP, INC.

                           ONE EAST MAIN STREET
                      SMITHTOWN, NEW YORK 11787-2801

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                To Be Held

                          TUESDAY, APRIL 4, 1995


     The Annual Meeting of Stockholders of Smithtown Bancorp, Inc., will be held at the Bavarian Inn, 422 Smithtown Boulevard, Lake Ronkonkoma, New York, on April 4, 1995, at 10:30 AM, for the following purposes:

     1.   The election of three directors to serve a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Pursuant to a resolution of the Board of Directors, only stockholders of record at the close of business on February 3, 1995, shall be entitled to notice of and to vote at this meeting.


Dated:    March 3, 1995
      Smithtown, New York





                             BY ORDER OF THE BOARD OF DIRECTORS

                                   Bradley E. Rock
                                   Chairman of the Board, President
                                   & Chief Executive Officer

                          SMITHTOWN BANCORP, INC.

                           ONE EAST MAIN STREET
                      SMITHTOWN, NEW YORK 11787-2801

                              PROXY STATEMENT

                         GENERAL PROXY INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp, Inc., (the "Bancorp") of proxies to be used at the Annual Meeting of Stockholders of the Bancorp to be held at the Bavarian Inn, 422 Smithtown Boulevard, Lake Ronkonkoma, New York, on April 4, 1995, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. Bank of Smithtown is a wholly-owned subsidiary of the Bancorp.

Authorized Shares and Voting Rights
     Holders of common stock of record as of the close of business on February 3, 1995, will be entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of stock held by him or her. There were 432,539 shares of common stock of the Bancorp outstanding on the record date.

Revocability of Proxy
     If the accompanying form of Proxy is executed and returned, it nevertheless may be revoked by the stockholder at any time before it is exercised. But if it is not revoked, the shares represented thereby will be voted by the persons designated in each such Proxy.

Financial Statements
     A copy of the Bancorp's Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 1994, has heretofore been mailed to the stockholders.

Matters To Be Voted On At The Meeting
     The only matter scheduled to be voted on at the Annual Meeting is the election of directors. It is intended that shares of stock represented by the accompanying Proxy form will be voted for the election of such nominees listed in Table I unless a contrary direction is indicated. In the event that any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of Proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

         DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

Election of Directors
     The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of 9 members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

     All nominees who are presently serving as directors were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year, are proposed for re-election for terms expiring in 1998: H. Melville Brush, Patrick A. Given and Edith Hodgkinson.

                                    TABLE I
                                                                Shares of
                  Date                                          Stock
               Directorship         Experience and              Beneficially
                   Term   Director  Principal Occupation        Held (2)
Name and Age      Expires Since (1) During Past 5 Years          #       %
-----------------------------------------------------------------------------
NOMINEES
H. Melville Brush, 86 1995 1960 President of Island             7,749      1.81
                                Asphalt Co., Inc.
                                (asphalt sales and
                                construction),
                                until retirement in 1979.


Patrick A. Given, 50 1995  1989  Real Estate Appraiser          2,100       .49
                                 and Consultant -
                                 Given Associates.

Edith Hodgkinson, 72 1995  1979  Restaurateur, active          28,203      6.59
                                 in community non-profit
                                 organizations.

DIRECTORS CONTINUING IN OFFICE

James H. Glamore, 75 1996   1979  President, Glamore            4,755      1.11
                                  Motor Sales, Inc.
                                  (automobile sales).

Barry Seigerman, 54 1996     1993   Chairman & Chief Executive    383       .08
                                    Officer Seigerman-Mulvey,
                                    Co., Inc. Insurance Brokers.
                                    Active in business and
                                    community non-profit
                                    organizations.

Augusta Kemper, 72 1996     1992    Horticulturist and Owner   24,933      5.83
                                    of Kemper Nurseries until
                                    retirement in 1985.

Attmore Robinson, Jr., 83 1997 1948 Partner, Elzon & Robinson,  9,763      2.28
                                    Real Estate Brokers,
                                    until retirement in 1993.

Bradley E. Rock, 42 1997   1988     Chairman of the Board,      1,725       .40
                                    President & Chief Executive
                                    Officer, January 1992
                                    to Present.  President,
                                    Bank of Smithtown, October
                                    1990 to January 1992.  Special
                                    Assistant to the President,
                                    1988 to 1990.  Partner of
                                    Schechter Schechter Kenney
                                    & Rock, Attorneys at Law,
                                    1981 to 1992.

Charles E. Rockwell, 78 1997 1984   Retired in 1976.  Formerly  4,018       .93
                                    a commercial airline
                                    captain.  Active in
                                    community non-profit
                                    organizations.

1) Each director of the Bancorp is also a director of Bank of Smithtown. The dates given are the dates on which the director first served as a director of Bank of Smithtown.

2) These figures include shares of stock owned by family members of directors as to which the directors disclaim any interest. Mrs. Hodgkinson's shares include shares held by Bank of Smithtown as Trustee under the Last Will and Testament of Carlyle Hodgkinson. These figures are current as of December 31, 1994.

Board of Directors

     The Board of Directors holds regular monthly meetings.  The
Board held twelve regular meetings and one special meeting during 1994. Each incumbent director, with the exception of H. Melville Brush, attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee thereof on which such director served during 1994. Mr. Brush's absence was excused due to an illness.

Committees of the Board

     The Board has established a number of committees to assist it in the discharge of its responsibilities.

     The Examining Committee or "Audit" Committee, consisting of eight directors, met twice in 1994. The committee reviews results of regulatory examinations, internal audits and audits of the independent auditor in conformance with regulations of the New York State Banking Department and the laws of the State of New York. Current members of this committee are H. Melville Brush, James H. Glamore, Edith Hodgkinson, Augusta Kemper,
Attmore Robinson, Jr., Charles E. Rockwell, Patrick Given and Barry M.
Seigerman.

     The Salary Review Committee or "Compensation" Committee, consisting of four members, met twice during 1994. This committee makes recommendations to the Board of Directors with respect to the salaries of elected officers. Current members of this committee are H. Melville Brush, Edith Hodgkinson, Attmore Robinson, Jr. and Charles E. Rockwell.

      The Board does not have a standing nominating committee.

Director Compensation

     Directors of the Bank of Smithtown received a fee of $500 per month during 1994. The members of the Loan Committee who are not officers also received a monthly fee of $300 for committee membership. The total amount of directors' fees paid during 1994 was $70,300.

Security Ownership of Certain Beneficial Owners

     The persons listed below are beneficial owners of more than 5% of the outstanding stock of the Bancorp as of December 31, 1994.

Name and Address                                    Shares        Percent
of Beneficial Owner                           Beneficially Owned  of Class
--------------------------------------------------------------------------
Elizabeth Radau                                           30,296     7.08%
43 Edgewood Avenue
Smithtown, New York 11787-2723

Edith Hodgkinson                                          28,203     6.59%
P.O. Box 756
Bayport, New York 11705-0756

Augusta Kemper                                            24,933     5.83%
51 Mills Pond Road
St. James, New York 11780-2111

The following table shows stock ownership as of December 31, 1994, of all directors and officers of the Bancorp as a group:

                                TABLE II
                              Amount of Beneficial    Percentage
                              Ownerships (Note 1)     of Ownership
------------------------------------------------------------------
Twelve directors and officers
of the Bancorp as a group                  83,654        19.56%




Note 1

     Includes shares of stock owned by spouses and children of directors as to which the directors disclaim any interest.


Material Proceedings

     There are no material proceedings to the best of management's knowledge to which any director, officer or affiliate of the Bancorp or any owner of record or beneficially of more than five percent of the Bancorp's stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.


Executive Officers

     The following table sets forth information as to each executive officer of the Bancorp who is also an executive officer of Bank of Smithtown as of January, 1995.

                                 TABLE III
Name                    Age             Position
Bradley E. Rock          42             Chairman of the Board, President &
                                        Chief Executive Officer.  President
                                        October 1990 - January 1992.
                                        Special Assistant to the President
                                        1988 - 1990.  Director since 1988.

Executive Compensation

     The table appearing below sets forth all compensation paid in 1994 to each executive officer whose total compensation exceeded $100,000 for such year.
All remuneration was paid by Bank of Smithtown.

                                 TABLE IV

                        Summary Compensation Table
Name and Principal                                  All Other Annual
Position                  Year   Annual Salary ($)  Compensation ($)(1)(2)
------------------------------------------------------------------------
Bradley E. Rock           1993   $168,000.00                 $16,763.40
Chairman, President & CEO 1994   $176,337.01                 $14,353.05

(1) This amount includes director's fees. It also includes employer match paid in connection with the Bank's 401(k) plan, amounts accrued during 1994 under the Bank's defined contribution plan and premiums paid on behalf of Mr. Rock for a group term life insurance policy.

(2) Amounts reported do not include any amount expended by the Bank which may have had value as incidental benefits to such individuals, but were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 for any individual.

Certain Transactions

     Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

     No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank's equity capital account during the period of January 1, 1994, through December 31, 1994.

     In 1994, Edith Hodgkinson, a director of the Bank, sold 16,566 shares of stock to Smithtown Bancorp and used the proceeds of the sale to repay loans that were in nonaccrual status. $309,677 from the sale of the stock was used to decrease the principal and $98,261 was used to pay interest on these loans. She also deeded two properties to the Bank which were placed in Other Real Estate Owned.

     Outside of normal customer relationships, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual's or entity's position with or ownership interest in the Bank or the Bancorp.

                               PENSION PLAN

     During 1994 the Bank of Smithtown amended its defined contribution plan to become an Employee Stock Ownership Plan. Both the ESOP and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year they are eligible to participate in the plan.

     Benefits under the ESOP are based solely on the amount contributed to the ESOP which is used to purchase Smithtown Bancorp stock. A participant's al location is the total employer contribution times the ratio of that participant's applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

              RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     Albrecht, Viggiano, Zureck & Co., P.C., Certified Public Accountants, were the independent auditors for the Bank and the Bancorp for the year ended December 31, 1994.

     Representatives of Albrecht, Viggiano, Zureck, & Co., P.C., are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Their representatives are expected to be available to respond to appropriate questions.

                           STOCKHOLDER PROPOSALS

     Stockholder proposals to be presented at the 1996 Annual Meeting must be received by the Secretary of the Board of Directors by October 4, 1995, to be included in the proxy statement.

                              OTHER BUSINESS

     So far as the Board of Directors of the Bancorp now knows, no business other than that referred to above will be transacted at the Annual Meeting.
The persons named in the Board of Directors' Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Meeting according to their best judgment.


Dated:    March 3, 1995

                             SMITHTOWN BANCORP, INC.

                             Bradley E. Rock
                             Chairman of the Board, President
                             & Chief Executive Officer

                              THIS PROXY IS SOLICITED BY
                BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  To Be Held
                            Tuesday, April 4, 1995

     The undersigned stockholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints BARRY BROWN, DAVID LONG and DORIS MASTERS, or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all shares of common stock of Smithtown Bancorp, Inc., held on record by the undersigned on February 3, 1995, at the Annual Meeting of Stockholders of Smithtown Bancorp, Inc., to be held at the Bavarian Inn, 422 Smithtown Boulevard, Lake Ronkonkoma, New York, on April 4, 1995, at 10:30 AM, or any adjournment thereof.

1.   ELECTION OF DIRECTORS          FOR ALL NOMINEES LISTED BELOW
                                    (except as marked to the contrary below).

                                    WITHHOLD AUTHORITY*
                                    to vote for all nominees listed below.

Nominees:  H. Melville Brush, Patrick A. Given, Edith Hodgkinson.

* INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.
-----------------------------------------------------------------------------
2.   TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
     THE MEETING AND ANY ADJOURNMENT THEREOF.

     Unless otherwise specified, this proxy will be voted for the election of directors and in their discretion, upon matters that may properly come before the meeting.

Dated: ---------------------, 1995      ----------------------- L.S.
        (Please insert date)            Signature of Stockholder

                                        ----------------------- L.S.
                                        Signature if Held Jointly


                                    (This signature should agree with the name appearing on the face of the stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other duly authorized officer. Its corporate seal should be affixed and attested to by its secretary or other proper officer. If a partnership, please sign in partnership name by authorized person.)